Exhibit 99.1
Bottomline Technologies Reports Second Quarter Results

26% Growth in Year over Year Orders Highlights Quarter

PORTSMOUTH, N.H. – January 22, 2009 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the second quarter ended December 31, 2008.

Revenues for the second quarter were $34.3 million, an increase of $2.5 million from the second quarter of last year.  Revenues for the second quarter were impacted by $3.3 million on a year over year basis as a result of declines in foreign exchange rates.

Gross margin for the second quarter was $19.0 million, an increase of $1.0 million from the second quarter of last year.  Net loss for the second quarter was $2.9 million, or net loss per share of $0.12.  During the second quarter, operating expenses of $22.0 million included acquisition-related amortization of intangible assets of $3.9 million and stock-based compensation expense of $2.2 million.  Excluding these acquisition-related and stock compensation items, non-GAAP net income for the second quarter was $3.3 million, or non-GAAP net income per share of $0.14.

“Our business continues to execute and grow despite unprecedented challenges in the economy,” said Rob Eberle, President and CEO of Bottomline Technologies.  “In the second quarter we recorded revenue of $34.3 million, which represents year over year growth of 18% on a consistent currency basis.  Our other financial metrics were also strong with EBITDA increasing 19% from last quarter, non-GAAP EPS of $0.14 and cash and investments of $34.8 million which is up $4.4 million from the prior quarter.  Of equal significance is order activity of $43.7 million in the quarter which evidences the continued broad-based demand for our offerings, and when combined with our significant backlog, positions us well for future success.”

Revenues for the six months ended December 31, 2008 increased 11% to $69.8 million as compared with $63.2 million in the same period last year.  Net loss for the six months ended December 31, 2008 was $6.7 million, or net loss per share of $0.28.  Excluding acquisition-related amortization of intangible assets of approximately $8.4 million and stock compensation expense of $4.4 million, non-GAAP net income for the six months ended December 31, 2008 was $6.1 million, or non-GAAP net income per share of $0.25.

Second Quarter Customer Highlights

   Signed a multi-year contract with Frank Winston Crum Insurance for Legal eXchange™, Bottomline’s Software as a Service (SaaS) solution for legal spend management.
  Added significant new customers, including AGA Medical Corporation, Chicago Bridge & Iron, Dermalogica, Golden State Foods, Mouchel, Peet’s Coffee & Tea, Stryker Spine, Timberland, Wells Fargo Insurance Services, WestJet and a leading international hospitality company which selected Bottomline solutions to increase the security, efficiency, visibility and control of transactional processes.
  Expanded existing deployments of Bottomline’s award-winning payments and document process automation solutions at Acme Brick, AT&T Mobility, Edwards Lifesciences, Esurance, Calpine, Ingersoll Rand, Hays Specialist Recruitment, the Ministry of Justice, Mizuno, Nassau County (New York), Related Companies and SG Hambros.
  Increased adoption of the company’s advanced capabilities for document process automation within the global Microsoft Dynamics® AX community with orders from companies such as CountryMark, Gundle/SLT Environmental and RMD Metal Products.
  Broadened its presence in the healthcare vertical among hospitals and healthcare providers as Abington Memorial Hospital, Southside Regional Medical Center, West Jefferson Medical Center and Wishard Health Services extended their use of Bottomline’s payment and medical forms automation solutions.

Second Quarter Strategic Highlights

  Announced the successful completion of a SAS 70 audit for Legal eXchange, representing an independent, third-party expert validation of the internal and external controls established by the company to operate its legal spend management solution.
  Ranked by American Banker and Financial Insights as one of the top 100 global technology providers to the banking and financial services industry in the annual FinTech 100 ranking.
  Extended its domain expertise within the ERP market by signing a partnership agreement with QAD, allowing Bottomline to offer its solutions for transactional document automation to thousands of QAD customers in North America.
  Bottomline’s Chief Technology Officer, Eric Campbell, was named one of the most influential people in the global financial services community as part of Global Finance magazine’s Who’s Who in International Treasury and Cash Management.
  Recognized as a 2008 ‘Best Company to Work For’ by Business NH Magazine.

Bottomline has presented supplemental non-GAAP financial measures and statements as part of this earnings release.  The non-GAAP financial measures and statements exclude certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures and statements internally to assess the ongoing performance of the company.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and six month periods ended December 31, 2008 and 2007 is as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	(in thousands)		(in thousands)
	2008	2007	2008	2007
GAAP net loss	$(2,869)	$(674)	$(6,718)	$(1,475)
Amortization of intangible assets	3,948	2,682	8,384	5,330
Acquisition-related expenses	-	-	35	-
Stock compensation expense	2,203	2,102	4,413	4,028
Non-GAAP net income	$3,282	$4,110	$6,114	$7,883

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, global cash management, transactional documents and invoice approval. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Legal eXchange and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2008	2007
Revenues:
Software licenses	$3,597	$3,393
Subscriptions and transactions	7,744	7,342
Service and maintenance	20,527	18,083
Equipment and supplies	2,466	3,014
Total revenues	34,334	31,832

Cost of revenues:
Software licenses	207	237
Subscriptions and transactions	3,743	3,913
Service and maintenance (1)	9,562	7,556
Equipment and supplies	1,824	2,091
Total cost of revenues	15,336	13,797
Gross profit	18,998	18,035

Operating expenses:
Sales and marketing (1)	8,150	7,847
Product development and engineering (1)	5,238	4,226
General and administrative (1)	4,619	4,727
Amortization of intangible assets	3,948	2,682
Total operating expenses	21,955	19,482
Loss from operations	(2,957)	(1,447)
Other income, net	615	896
Loss before income taxes	(2,342)	(551)
Provision for income taxes	527	123
Net loss	$(2,869)	$(674)
Basic and diluted net loss per share	$(0.12)	$(0.03)
Shares used in computing basic and diluted net loss per share:	24,033	23,887

Non-GAAP (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$3,282	$4,110
Diluted net income per share (3)	$0.14	$0.17

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$261	$236
Sales and marketing	648	686
Product development and engineering	197	200
General and administrative	1,097	980
	$2,203	$2,102
(2) Non-GAAP presentation excludes charges for amortization of intangible assets of $3,948 and $2,682, and stock compensation expense of $2,203 and $2,102, for the three months ended December 31, 2008 and 2007, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 24,120 and 24,614 for the three months ended December 31, 2008 and 2007, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Six Months Ended
	December 31,
	2008	2007
Revenues:
Software licenses	$7,203	$6,758
Subscriptions and transactions	15,973	14,184
Service and maintenance	41,676	35,768
Equipment and supplies	4,988	6,484
Total revenues	69,840	63,194

Cost of revenues:
Software licenses	407	425
Subscriptions and transactions	7,860	7,884
Service and maintenance (1)	19,434	15,388
Equipment and supplies	3,679	4,614
Total cost of revenues	31,380	28,311
Gross profit	38,460	34,883

Operating expenses:
Sales and marketing (1)	16,788	15,366
Product development and engineering (1)	10,660	8,452
General and administrative (1)	9,792	9,185
Amortization of intangible assets	8,384	5,330
Total operating expenses	45,624	38,333
Loss from operations	(7,164)	(3,450)
Other income, net	763	1,793
Loss before income taxes	(6,401)	(1,657)
Provision (benefit) for income taxes	317	(182)
Net loss	$(6,718)	$(1,475)
Basic and diluted net loss per share	$(0.28)	$(0.06)
Shares used in computing basic and diluted net loss per share:	23,958	23,745

Non-GAAP (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$6,114	$7,883
Diluted net income per share (3)	$0.25	$0.32

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$521	$468
Sales and marketing	1,343	1,297
Product development and engineering	400	383
General and administrative	2,149	1,880
	$4,413	$4,028
(2) Non-GAAP presentation excludes charges for amortization of intangible assets of $8,384 and $5,330, acquisition-related expenses of $35 and zero, and stock compensation expense of $4,413 and $4,028, for the six months ended December 31, 2008 and 2007, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 24,210 and 24,382 for the six months ended December 31, 2008 and 2007, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2008	2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$34,759	$35,373
Accounts receivable	26,798	28,747
Other current assets	4,501	6,157
Total current assets	66,058	70,277
Property and equipment, net	10,721	11,840
Intangible assets, net	93,752	115,414
Other assets	2,757	1,235
Total assets	$173,288	$198,766

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,095	$8,856
Accrued expenses	9,040	10,997
Deferred revenue	31,520	30,621
Total current liabilities	46,655	50,474
Deferred revenue, non-current	7,281	3,856
Deferred income taxes	2,386	4,179
Other liabilities	1,606	1,992
Total liabilities	57,928	60,501

Stockholders' equity
Common stock	26	26
Additional paid-in-capital	282,405	277,660
Accumulated other comprehensive (loss) income	(11,143)	7,766
Treasury stock	(24,218)	(22,195)
Accumulated deficit	(131,710)	(124,992)
Total stockholders' equity	115,360	138,265
Total liabilities and stockholders' equity	$173,288	$198,766

Non-GAAP Financial Statements

Bottomline has presented supplemental non-GAAP statements of operations as part of this earnings release. The non-GAAP statements of operations exclude certain items, specifically amortization of intangible assets, stock-based compensation and acquisition-related expenses.  The presentation of this information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP statements of operations are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial statements internally to assess the ongoing performance of the company. Since this information is not in accordance with GAAP, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  All amounts are in thousands, except per share amounts.

	Non-GAAP
	Three Months Ended
	December 31,
	2008	2007
Revenues:
Software licenses	$3,597	$3,393
Subscriptions and transactions	7,744	7,342
Service and maintenance	20,527	18,083
Equipment and supplies	2,466	3,014
Total revenues	34,334	31,832

Cost of revenues:
Software licenses	207	237
Subscriptions and transactions	3,743	3,913
Service and maintenance	9,301	7,320
Equipment and supplies	1,824	2,091
Total cost of revenues	15,075	13,561
Gross profit	19,259	18,271

Operating expenses:
Sales and marketing	7,502	7,161
Product development and engineering	5,041	4,026
General and administrative	3,522	3,747
Total operating expenses	16,065	14,934
Non-GAAP income from operations	3,194	3,337
Other income, net	615	896
Non-GAAP income before income taxes	3,809	4,233
Provision for income taxes	527	123
Non-GAAP net income	$3,282	$4,110

Diluted non-GAAP net income per share	$0.14	$0.17

	Non-GAAP
	Six Months Ended
	December 31,
	2008	2007
Revenues:
Software licenses	$7,203	$6,758
Subscriptions and transactions	15,973	14,184
Service and maintenance	41,676	35,768
Equipment and supplies	4,988	6,484
Total revenues	69,840	63,194

Cost of revenues:
Software licenses	407	425
Subscriptions and transactions	7,860	7,884
Service and maintenance	18,913	14,920
Equipment and supplies	3,679	4,614
Total cost of revenues	30,859	27,843
Gross profit	38,981	35,351

Operating expenses:
Sales and marketing	15,445	14,069
Product development and engineering	10,260	8,069
General and administrative	7,608	7,305
Total operating expenses	33,313	29,443
Non-GAAP income from operations	5,668	5,908
Other income, net	763	1,793
Non-GAAP income before income taxes	6,431	7,701
Provision (benefit) for income taxes	317	(182)
Non-GAAP net income	$6,114	$7,883

Diluted non-GAAP net income per share	$0.25	$0.32